UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

June 7, 2006

(Date of earliest event reported)

ALABAMA POWER COMPANY

(Exact name of Company as specified in its charter)

Alabama	1-3164	63-0004250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North 18th Street Birmingham, Alabama	35291
(Address of principal executive offices)	(Zip Code)

(205) 257-1000

(Company’s telephone number, including area code)

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Alabama Power Company (the “Company”) plans to issue its Series JJ Senior Notes due June 15, 2046 (the “Series JJ Senior Notes”), which will be insured by Financial Guaranty Insurance Company (“FGIC”).

The audited consolidated financial statements of FGIC and subsidiaries as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003 are included in this Form 8-K as Exhibit 99.1. The unaudited consolidated financial statements of FGIC and subsidiaries as of March 31, 2006 and for the three month periods ended March 31, 2006 and 2005 are included in this Form 8-K as Exhibit 99.2. The audited consolidated financial statements of FGIC and subsidiaries as of December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003 have been audited by Ernst & Young LLP. The consent of Ernst & Young LLP to the inclusion of their audit reports on such financial statements in this Form 8-K and their being named as “experts” in the Prospectus Supplement relating to the Series JJ Senior Notes is attached hereto as Exhibit 23.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
23.1 Consent of Ernst & Young LLP.

99.1       Audited consolidated financial statements of FGIC and subsidiaries as of December 31, 2005 and 2004, and for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003.

99.2 Unaudited consolidated financial statements of FGIC and subsidiaries as of March 31, 2006 and for the three month periods ended March 31, 2006 and 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2006	ALABAMA POWER COMPANY By /s/Wayne Boston Wayne Boston Assistant Secretary